Exhibit 3.1

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

OF

CNL LIFESTYLE PROPERTIES, INC.

CNL Lifestyle Properties, Inc., a Maryland corporation having its principal office at 351 West Camden Street, Baltimore, Maryland 21201 (hereinafter, the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Company desires to amend and restate its charter as currently in effect.

SECOND: The provisions of the charter as now in effect and as amended hereby, in accordance with the Maryland General Corporation Law, are as follows.

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ARTICLE 1

THE COMPANY; DEFINITIONS

SECTION 1.1 Name. The name of the corporation (the “Company”) is:

CNL Lifestyle Properties, Inc.

So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word “Company” wherever used in the charter of CNL Lifestyle Properties, Inc. (the “Articles of Incorporation”), except where the context otherwise requires) shall refer to the Company.

Under circumstances in which the Directors determine that the use of the name “CNL Lifestyle Properties, Inc.” is not practicable, they may use any other designation or name for the Company.

SECTION 1.2 Resident Agent; Principal Office. The name and address of the resident agent of the Company in the State of Maryland are National Registered Agents, Inc. of MD, 351 West Camden Street, Baltimore, MD 21201. The address of the principal office of the Company in the State of Maryland is c/o National Registered Agents, Inc. of MD, 351 West Camden Street, Baltimore, Maryland 21201.

The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

SECTION 1.3 Nature of Company. The Company is a Maryland corporation within the meaning of the MGCL.

SECTION 1.4 Purposes. The purposes for which the Company is formed are to conduct any business for which corporations may be organized under the laws of the State of Maryland including, but not limited to, the following: (i) to acquire, hold, own, develop, construct, improve, maintain, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of, deal with or invest in real and personal property; (ii) to engage in the business of offering financing including mortgage financing secured by Real Property; and (iii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing.

SECTION 1.5 Definitions. As used in the Articles of Incorporation, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article VII hereof are defined in Section 7.6(i) hereof):

“Acquisition Expenses” means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or making of any investment, including any Property, Loan or other

Permitted Investment, whether or not acquired or made, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

“Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making an investment, including making or investing in Loans or other Permitted Investments or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not Affiliated with the Advisor in connection with the actual development and construction of any Property. Further, Acquisition Fees will not be paid in connection with temporary short-term investments acquired for purposes of cash management.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

“Advisory Agreement” means the agreement between the Company and the Advisor pursuant to which the Advisor will act as the advisor to the Company and provide specified services to the Company.

“Affiliate” or “Affiliated” or any derivation thereof means an affiliate of another Person, which is defined as: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Asset Management Fee” means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties, Loans and other Permitted Investments pursuant to the Advisory Agreement.

“Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in, and Loans secured by, Real Estate, or in other Permitted Investments, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

“Bylaws” means the bylaws of the Company, as the same are in effect and may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Articles of Incorporation and applicable law, as described in Section 7.2(ii) hereof.

“Company Property” or “Assets” means any and all Properties, Loans and other Permitted Investments of the Company, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all Persons (including the subordinated disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company’s Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) 6% of the gross sales price of the Property or Properties.

“Construction Fee” means a fee or other remuneration for acting as a general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitation on a Property.

“Development Fee” means a fee for such activities as negotiating and approving plans and undertaking to assist in obtaining zoning and necessary variances and necessary financing for a specific Property, either initially or at a later date.

“Directors,” “Board of Directors” or “Board” means, collectively, the individuals named in Section 2.4 of the Articles of Incorporation so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

“Distributions” means any distribution (as such term is defined in Section 2-301 of the MGCL) of money or other property, pursuant to Section 7.2(iv) hereof, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes.

“Equity Shares” means shares of capital stock of the Company of any class or series (other than Excess Shares). The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of capital stock of the Company which is appropriate under the context.

“Excess Shares” means the excess shares, par value $0.01 per share, exchanged for shares of Common Stock or Preferred Stock, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company’s status as a REIT under the Code.

“Gross Proceeds” means the aggregate purchase price of all Equity Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Equity Share for which reduced or no Selling Commissions or marketing support fees are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price of the Equity Shares, with the exception of Equity Shares purchased pursuant to the reinvestment plan, which will be factored into the calculation using their actual purchase price.

“Independent Director” means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. Notwithstanding the foregoing, after Listing, “Independent Director” shall have the meaning given to such term in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

“Independent Expert” means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

“Initial Public Offering” means the offering and sale of Common Shares of the Company pursuant to the Company’s first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended.

“Invested Capital” means the amount calculated by multiplying the total number of Equity Shares issued and outstanding by the offering price per share, without deduction for Selling Commissions, volume discounts, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses (which price per Equity Share, in the case of Equity Shares purchased pursuant to the reinvestment plan, shall be deemed to be the actual purchase price), reduced by the portion of any Distribution that is attributable to Net Sales Proceeds.

“Joint Ventures” means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties and/or make Loans or other Permitted Investments.

“Leverage” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

“Line of Credit” means one or more lines of credit initially in an aggregate amount up to $100 million (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Loans and other Permitted Investments and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

“Listing” or “Listed” means the listing of the Common Shares of the Company on a national securities exchange.

“Loans” means Mortgage Loans and other types of debt financing provided by the Company.

“Managing Dealer” means CNL Securities Corp., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the Financial Industry Regulatory Authority.

“MGCL” means the Maryland General Corporation Law as contained in the Corporations and Associations Article of the Annotated Code of Maryland.

“Mortgage Loans” means, in connection with mortgage financing provided by the Company, notes or other evidences of indebtedness or obligations which are secured or collateralized by Real Estate owned by the borrowers.

“Mortgages” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

“Net Assets” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

“Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s assets.

“Net Offering Proceeds” means Gross Proceeds less (i) Selling Commissions, (ii) Organizational and Offering Expenses, (iii) the marketing support fee and (iv) due diligence expense reimbursements.

“Net Sales Proceeds” means in the case of a transaction described in clause (i)(a) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(b) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(c) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(d) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only or any Loan or other Permitted Investments, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, Loans or other Permitted Investments, to repay outstanding indebtedness, or to establish reserves.

“Operating Expenses” means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (i) advisory fees, (ii) the Asset Management Fee, (iii) the Performance Fee, and (iv) the Subordinated Incentive Fee, but excluding (a) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) the Advisor’s subordinated ten percent share of Net Sales Proceeds; and (f) Acquisition Fees and Acquisition Expenses, real estate or other commissions on the Sale of Assets, and other expenses connected with the acquisition and ownership of Real Estate interests, Loans, or other Permitted Investments (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of Property).

“Organizational and Offering Expenses” means any and all costs and expenses, other than Selling Commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification and registration of the Company and the marketing and distribution of Equity Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by the Company in connection with each public offering of Equity Shares of the Company, together with all Selling Commissions, the marketing support fee and due diligence reimbursements incurred by the Company, will not exceed 13% of the proceeds raised in connection with such offering.

“Performance Fee” means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.

“Permanent Financing” means financing to: (i) acquire Properties and make Loans or other Permitted Investments; (ii) pay any Acquisition Fees arising from any Permanent Financing; and (iii) refinance outstanding amounts on the Line of Credit. Permanent Financing may be in addition to any borrowing under the Line of Credit.

“Permitted Investments” means all investments that the Company may acquire pursuant to the Articles of Incorporation and the Bylaws, other than short-term investments acquired for purposes of cash management.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), but does not include an underwriter that participates in a public offering of Equity Shares for a period of 60 days following the initial purchase by such underwriter of such Equity Shares in such public offering, provided that the foregoing exclusion shall apply only if the ownership of such Equity Shares by an underwriter would not cause the Company to fail to qualify as a REIT by reason of being “closely-held” within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

“Preferred Shares” means any class or series of preferred stock, par value $.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Articles of Incorporation and applicable law, as described in Section 7.3 hereof.

“Property” or “Properties” means interests in (i) the Real Properties, including the buildings and equipment located thereon, (ii) the Real Properties only, or (iii) the buildings only, including equipment located therein; where, in each such enumerated instance, such interest is acquired by the Company, either directly or indirectly through joint ventures, partnerships, or other legal entities.

“Prospectus” means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

“Real Estate Asset Value” or “Contract Purchase Price” means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

“Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“REIT” means real estate investment trust as defined pursuant to Sections 856 through 860 of the Code.

“REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

“Sale” or “Sales” (i) means any transaction or series of transactions whereby: (a) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property, Loan or other Permitted Investment or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property, Loan or other Permitted Investment or portion thereof, including any event with respect to any Property, Loan or other Permitted Investment which gives rise to insurance claims or condemnation awards; or (d) the Company sells, grants, conveys, or relinquishes its interest in any Loan or other Permitted Investment, or portion thereof, including any event with respect to any Loan or other Permitted Investment which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(a), (i)(b), or (i)(c) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties, Loans or other Permitted Investments within 180 days thereafter.

“Securities” means Equity Shares, Excess Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Selling Commissions” means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Equity Shares, including, without limitation, commissions payable to CNL Securities Corp.

“Soliciting Dealers” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Equity Shares.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of the Company’s Properties, Loans or other Permitted Investments, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(i)	taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(ii)	receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(iii)	having a substantial number of relationships and contacts with the Company;

(iv)	possessing significant rights to control the Company’s Properties;

(v)	receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

(vi)	providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

“Stock Option Plan” means a plan that provides for the matters set forth in Rule 260.140.41 of Section 25140 of the Corporations Code of California, as in effect as of the date of the Articles of Incorporation.

“Stockholders’ 8% Return” means as of each date, an aggregate amount equal to an 8% cumulative, noncompounded, annual return on Invested Capital.

“Stockholders” means the registered holders of the Company’s Equity Shares.

“Subordinated Incentive Fee” means the fee payable to the Advisor under certain circumstances if the Common Shares are Listed.

“Termination Date” means the date of termination of the Advisory Agreement.

“Total Proceeds” means Gross Proceeds plus Loan proceeds from Permanent Financings and the Line of Credit that are used to make or acquire Properties, Loans or other Permitted Investments.

“Unimproved Real Property” means Property in which the Company has a direct or indirect equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE 2

BOARD OF DIRECTORS

SECTION 2.1 Number. The total number of Directors shall be five (5), which number may be increased or decreased from time to time by resolution of the Directors then in office or by an affirmative vote of the holders of a majority of the Equity Shares outstanding and entitled to vote, subject to any express rights of any holders of any series of Preferred Shares to elect additional Directors under specified circumstances; provided, however, that the total number of Directors shall not be fewer than three (3). Until Listing, a majority of the Board of Directors will be Independent Directors except for a period of 90 days after the death, removal or resignation of an Independent Director and Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. Any vacancy created by an increase in the number of Directors will be filled, at any regular meeting or at any special meeting of the Directors called for that purpose, by a majority of the entire Board of Directors. Any other vacancy will be filled at any regular meeting or at any special meeting of the Directors called for that purpose, by a majority of the remaining Directors, whether or not sufficient to constitute a quorum. For the purposes of voting for Directors, at any annual meeting or at any special meeting of the Stockholders called for that purpose, each Equity Share of stock entitled to vote generally in the election of Directors may be voted for as many individuals as there are Directors to be elected and for whose election such Equity Share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time.

SECTION 2.2 Experience. Until Listing, a Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company and at least one of the Independent Directors shall have three (3) years of relevant real estate experience.

SECTION 2.3 Committees. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that, until Listing, the majority of the members of each committee are Independent Directors.

SECTION 2.4 Initial Board; Term. The current Directors are James M. Seneff, Jr., Thomas K. Sittema, Bruce Douglas, Adam J. Ford and Robert J. Woody. Each Director shall hold office until the next annual meeting of Stockholders and until his successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

SECTION 2.5 Approval by Independent Directors. Until Listing, a majority of the Independent Directors must approve all matters to which Sections 4.1, 4.2, 4.5, 4.6, 4.7, 4.8, 4.10, 4.12, 5.1, 5.2, 5.4(xi) and (xiv), 8.1, 9.2 and 9.3 herein apply.

SECTION 2.6 Resignation, Removal or Death. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, without the necessity for concurrence by the Directors, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

ARTICLE 3

POWERS OF DIRECTORS

SECTION 3.1 General. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by the Articles of Incorporation. The Directors have established the written policies on investments and borrowing set forth in this Article III and Article V hereof and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. Any construction of the Articles of Incorporation or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Articles of Incorporation or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

SECTION 3.2 Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by the Articles of Incorporation or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

(i) Investments. Subject to Article V and Section 9.4 hereof, to invest in, purchase or otherwise acquire and to hold Company Property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such Company Property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of Assets held by the Company.

(ii) REIT Qualification. The Board of Directors shall use its best efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs (as those terms are defined in Section 1.5 hereof). In furtherance of the foregoing, the Board of Directors shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT until such time as the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Stockholders of the Company pursuant to Section 8.2.

(iii) Sale, Disposition and Use of Company Property. Subject to Article V and Sections 9.4 and 10.2 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

(iv) Financings. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (a) include evidencing the same by issuance of Securities of the Company and (b) may have such provisions as the Directors determine; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that, until Listing, the Company’s Leverage, may not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall be approved by a majority of the Independent Directors and disclosed to Stockholders in the next quarterly report of the REIT, along with justification for such excess.

(v) Lending. Subject to the provisions of Sections 6.3(ii) and 9.4 hereof, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.

(vi) Issuance of Securities. Subject to the provisions of Article VII hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company; and to acquire Excess Shares from the Excess Shares Trust pursuant to Section 7.7(x).

(vii) Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of the Articles of Incorporation and conducting business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

(viii) Collection and Enforcement. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

(ix) Deposits. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.

(x) Allocation; Accounts. To determine whether moneys, profits or other Assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.

(xi) Valuation of Property. To determine the value of all or any part of the Company Property and of any services, Securities, or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in their sole judgment.

(xii) Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate, Loans and other Permitted Investments and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

(xiii) Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.4 hereof, any Director and Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.

(xiv) Associations. Subject to Section 9.4 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

(xv) Reorganizations, Etc. Subject to Section 10.2 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Articles of Incorporation, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

(xvi) Insurance. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the Directors, Advisors and Affiliates of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company.

(xvii) Distributions. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.

(xviii) Discontinue Operations; Bankruptcy. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.

(xix) Termination of Status. To terminate the status of the Company as a real estate investment trust under the REIT Provisions of the Code.

(xx) Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.

(xxi) Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

(xxii) Bylaws. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of the Articles of Incorporation, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

(xxiii) Listing of Common Shares. To cause the Listing at any time after completion of the Initial Public Offering.

(xxiv) Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Articles of Incorporation, even if such powers are not specifically provided hereby.

SECTION 3.3 Determination of Best Interest of Company. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company.

ARTICLE 4

ADVISOR

SECTION 4.1 Appointment and Initial Investment of Advisor. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times and terms that a particular Advisor may be retained. The Advisor is the holder of 20,000 Common Shares, representing an initial investment of $200,000. The Advisor or any Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the 20,000 Common Shares to other Affiliates.

SECTION 4.2 Supervision of Advisor. The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors.

The Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such procedures, operations and programs are in the best interests of the Stockholders and are fulfilled.

The Board of Directors is also responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are in the best interests of the Stockholders and each such determination shall be reflected in the minutes of the meeting of the Board of Directors. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. A majority of the Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out and each such determination shall be reflected in the minutes of the meeting of the Board of Directors. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company’s portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors also shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

SECTION 4.3 Fiduciary Obligations. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.

SECTION 4.4 Affiliation and Functions. The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.

SECTION 4.5 Termination. Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on 60 days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.

SECTION 4.6 Subordinated Disposition Fee. The Company shall pay the Advisor a deferred, subordinated disposition fee upon Sale of one or more Properties, Loans or other Permitted Investments, in an amount equal to the lesser of (i) one-half of a Competitive Real Estate Commission, or (ii) 3% of the sales price of such Property or Properties (or comparable competitive fee in the case of a Loan or other Permitted Investment). Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property, Loan or other Permitted Investment and shall be subordinated to receipt by the Stockholders of Distributions equal to or greater than the sum of (a) their aggregate Stockholders’ 8% Return and (b) 100% of their Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Common Shares outstanding and the average closing price of the Common Shares over a period, beginning 180 days after Listing, of 30 days during which the Common Shares are traded.

SECTION 4.7 Subordinated Share of Net Sales Proceeds. The Company shall pay the Advisor a deferred, subordinated share of Net Sales Proceeds equal to 10% of Net Sales Proceeds from the Sale of one or more Properties, Loans or other Permitted Investments of the Company, payable after receipt by the Stockholders of Distributions equal to or greater than the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Following Listing, no share of Net Sales Proceeds will be paid to the Advisor.

SECTION 4.8 Subordinated Incentive Fee.

(i) At such time, if any, as Listing occurs, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to 10% of the amount by which (a) the market value of the Company (as defined below) plus the total Distributions made to Stockholders from the Company’s inception until the date of Listing exceeds (b) the sum of (1) Invested Capital and (2) the total Distributions required to be made to the Stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Common Shares are traded with such period beginning 180 days after Listing. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to Company assets by each respective Advisor or any Affiliate. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of Properties, Loans and other Permitted Investments of the Company.

(ii) In no event shall the Company pay a single Advisor both the Subordinated Incentive Fee and the Performance Fee.

(iii) In the event that the Company becomes a perpetual life entity, which will occur if the Common Shares become Listed, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (a) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (g) the quality of the Property, Loan and other Permitted Investments portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

SECTION 4.9 Performance Fee. Upon termination of the Advisory Agreement, the Advisor shall be entitled to receive a Performance Fee if performance standards satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (i) the performance of the Advisor in comparison with its performance for other entities; and (ii) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Advisor shall be paid the Performance Fee in an amount equal to 10% of the amount by which (a) the appraised value of the assets of the Company on the Termination Date, less any indebtedness secured by such assets, plus the total Distributions paid to Stockholders from the Company’s inception through the Termination Date, exceeds (b) the sum of 100% of Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee will be paid in 12 equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company’s REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company’s assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective assets during which such terminated Advisor provided services to the Company. If Listing occurs, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the

Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Common Shares become Listed. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.

SECTION 4.10 Acquisition Fee and Acquisition Expenses. The Company shall pay the Advisor a fee in the amount of up to 3.0% of Total Proceeds as an Acquisition Fee. No Acquisition Fees will be paid on loan proceeds from any Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property or the making or acquisition of any Loan or other Permitted Investment to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Assets, and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction. The Company shall reimburse the Advisor for Acquisition Expenses incurred in connection with the selection and acquisition of any Property or the making or acquisition of any Loan or other Permitted Investment, provided that reimbursement shall be limited to the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, or the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location for goods or services provided by the Advisor or its Affiliates. The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to 6% of the Real Estate Asset Value or the Contract Purchase Price of a Property, or in the case of a Loan or other Permitted Investment, 6% of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.

SECTION 4.11 Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to 0.08334% of the Company’s Real Estate Asset Value, the outstanding principal amount of any Loans and the amount invested in other Permitted Investments, as of the end of the preceding month. Specifically, Real Estate Asset Value equals the amount invested in the Properties wholly owned by the Company, determined on the basis of cost, plus, in the case of Properties owned by any Joint Venture or partnership in which the Company is a co-venturer or partner, the portion of the cost of such Properties paid by the Company, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

SECTION 4.12 Reimbursement for Operating Expenses. The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. The Company will not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

ARTICLE 5

INVESTMENT OBJECTIVES AND LIMITATIONS

SECTION 5.1 Investment Objectives. The Company’s primary investment objectives are to preserve, protect, and enhance the Company’s Assets; while (i) paying Distributions at an increasing rate; (ii) obtaining fixed income primarily through the receipt of minimum annual base rent or the receipt of payments on loans, and increasing the Company’s income (and Distributions) and providing protection against inflation primarily through periodic increases in rent over the lease term or increases in rent based on increases in consumer price indices, and the payment of percentage rent generally based on a percentage of gross revenues at the Properties over certain thresholds; (iii) owning a diversified portfolio of primarily triple-net leased Real Estate that will increase in value; (iv) qualifying and continuing to qualify as a REIT for federal income tax purposes; and (v) providing stockholders of the Company with liquidity of their investment, either in whole or in part, as provided in Section 11.1 hereof. The sheltering from tax of income from other sources is not an objective of the Company. Subject to Section 3.2(ii) hereof and to the restrictions set forth herein, the Directors will use their best efforts to conduct the affairs of the Company in such a manner as to qualify and continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.

SECTION 5.2 Review of Policies. Until Listing, the Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

SECTION 5.3 Certain Investments Which the Company is Permitted to Make. Consistent with the Company’s objective of qualifying as a REIT, other than those investments prohibited by Section 5.4 of the Articles of Incorporation, the Company may make investments which it may lawfully make under applicable law and which shall include, without limitation:

(i) The Company may acquire interests in Properties including, but not limited to, any Real Estate that may be leased on a triple-net basis or otherwise.

(ii) The Company may invest in Joint Ventures with the Advisor, one or more Directors or any Affiliate; provided, however, that, prior to Listing, a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction must approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

(iii) The Company may invest in equity securities; provided, however, that, prior to Listing, a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction must approve such investment as being fair, competitive and commercially reasonable.

(iv) The Company may invest in Loans and other Permitted Investments.

SECTION 5.4 Investment Limitations. Until Listing, in addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:

(i) Not more than 10% of the Company’s total Assets shall be invested in Unimproved Real Property or Mortgage Loans on Unimproved Real Property. For purposes of this paragraph, “Unimproved Real Property” does not include any Property or Real Estate under construction, under contract for development or planned for development within one year.

(ii) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

(iii) The Company shall not invest in or make Mortgage Loans unless an appraisal is obtained concerning the underlying Property. Mortgage indebtedness on any Property shall not exceed such Property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the Mortgage Loan involves the Advisor, Directors, or Affiliates, such appraisal of the underlying Property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least five years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

(iv) The Company may not make or invest in Mortgage Loans, including construction loans, on any one Property if the aggregate amount of all Mortgage Loans outstanding on the Property, including the other Loans of the Company would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage Loans outstanding on the Property, including the other Loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such Loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the Loan.

(v) The Company shall not invest in indebtedness (“Junior Debt’’) secured by a mortgage on Real Property which is subordinate to the lien or other indebtedness (“Senior Debt’’), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such Real Property, if after giving effect thereto, the value of all such Mortgage Loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s tangible assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).

(vi) The Company shall not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset Coverage,’’ for the purpose of this Section 5.4(vi) means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

(vii) The Company may not make or invest in any Mortgage Loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors or any Affiliate of the Company.

(viii) The Company will not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and determine that the transaction will not jeopardize the Company’s ability to qualify and remain qualified as a REIT. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by the Articles of Incorporation.

(ix) The Company shall not issue (a) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors from time to time, which, if the Company is then publicly offering Common Shares shall be on the terms outlined in a section in the Company’s Prospectus relating to the redemption of the Common Shares); (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service that higher level of debt; (c) Equity Shares on a deferred payment basis or under similar arrangements; (d) non-voting or assessable securities; (e) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, executive officers or employees of the Company or the Advisor or its Affiliates. Options issuable to the Advisor, Director or any Affiliate thereof shall not exceed 10% of the outstanding Equity Shares on the date of grant. Options may not be issued at exercise prices less than the fair market value of the underlying securities on the date of grant and unless a majority of the Independent Directors approve such issuance as being in the best interests of the Company, and not for consideration (which may include services) that has a market value less than the value of such Option on the date of grant.

(x) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(xi) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or an Affiliate thereof, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.

(xii) The Company will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

(xiii) The Company will not invest in any foreign currency or bullion or engage in short sales.

(xiv) The maximum amount of the Company’s borrowings in relation to its Net Assets may not exceed an amount equal to 300% of its Net Assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate. In order to borrow an amount in excess of 300% of the Company’s Net Assets, a majority of the Company’s Independent Directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in the Company’s first quarterly report after such approval occurs.

(xv) The Company may borrow money from the Advisor, Director or any Affiliate thereof, upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. Notwithstanding the foregoing, the Advisor and its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer.

(xvi) The Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except as provided under Section 6.4(ii).

(xvii) The Company will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(xviii) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

(xix) In connection with that certain redemption plan adopted or to be adopted by the Board of Directors from time to time, the Company is prohibited from paying a fee to the Sponsor, Advisor, Directors or Affiliates on the repurchase of Equity Shares by the Company.

The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares.

ARTICLE 6

CONFLICTS OF INTEREST

SECTION 6.1 Sales and Leases to Company. Prior to Listing, the Company may purchase or lease a Property or Properties from the Advisor, Director, or any Affiliate only upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

SECTION 6.2 Sales and Leases to the Advisor, Directors or Affiliates. Prior to Listing, an Advisor, Director or Affiliate may acquire or lease assets from the Company only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

SECTION 6.3 Other Transactions.

(i) Prior to Listing, no goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with the Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

(ii) Prior to Listing, the Company shall not make loans to the Sponsor, Advisor, Directors or any Affiliates thereof, except (a) as provided under Section 5.4(iii), or (b) to subsidiaries of the Company or to ventures or to partnerships in which the Company holds a controlling interest. Prior to Listing, any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

ARTICLE 7

SHARES

SECTION 7.1 Authorized Shares. The total number of shares of capital stock which the Company is authorized to issue is one billion three hundred twenty million (1,320,000,000) shares, consisting of one billion (1,000,000,000) Common Shares (as described in Section 7.2(ii) hereof), two hundred million (200,000,000) Preferred Shares (as described in Section 7.3 hereof) and one hundred twenty million (120,000,000) Excess Shares (as described in Section 7.7 hereof). Of the 120 million Excess Shares, 100 million are issuable in exchange for Common Shares and 20 million are issuable in exchange for Preferred Shares. The aggregate par value of all authorized shares of stock having par value is $13,200,000. All such shares shall be fully paid and nonassessable when issued. Shares of capital stock of the Company may be issued for such consideration as the Directors determine, or if issued as a result of a stock dividend or stock split, without any consideration.

SECTION 7.2 Common Shares.

(i) Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

(ii) Description. Common Shares shall have a par value of $0.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 8.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, appraisal, conversion or exchange rights. The Directors are hereby expressly authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

(iii) Distribution Rights. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors and declared by the Company out of funds legally available therefor. The Directors from time to time may authorize, and the Company may declare and pay to Stockholders, such dividends or other Distributions in cash or other property, including in Equity Shares of one class payable to holders of Equity Shares of another class, as the Directors in their discretion shall determine. The Directors shall endeavor to authorize, and the Company shall endeavor to declare and pay, such dividends and other Distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Directors and declared by the Company. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt of cash or other property by any registered holder of Equity Shares (based on the Company’s records) or by such holder’s duly authorized agent shall be sufficient to discharge the Company’s obligations with respect to the dividend or Distribution of such cash or other property, and the Company shall have no liability to inquire further with respect to the application thereof. Prior to Listing, distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (a) advise each Stockholder of the risks associated with direct ownership of the property; (b) offer each Stockholder the election of receiving in-kind property distributions; and (c) distribute in-kind property only to those Stockholders who accept the Directors’ offer.

(iv) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Excess Shares resulting from the conversion of Common Shares pursuant to Section 7.7(i) hereof) shall be determined in accordance with applicable law. Subject to Section 7.7(vi) hereof, each holder of Common Shares shall be entitled to receive, ratably with (a) each other holder of Common Shares and (b) each holder of Excess Shares resulting from the conversion of Common Shares, that portion of such aggregate assets available for distribution to the Common Shares as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares and Excess Shares resulting from the conversion of Common Shares then outstanding.

(v) Voting Rights. Except as may be provided in the Articles of Incorporation, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

SECTION 7.3 Preferred Shares. The Directors are hereby expressly authorized, from time to time, to authorize and issue one or more series of Preferred Shares. To the extent preferred stock is issued in connection with an affiliated transaction, the issuance of Preferred Shares shall be approved by a majority of the Independent Directors who do not have an interest in the transaction and who have access, at the expense of the Company, to the Company’s or independent legal counsel. Prior to the issuance of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title.

(ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

(iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

(iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

(v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

(vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(vii) Restrictions on the issuance of shares of the same series or of any other class or series.

(viii) The voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3.

(ix)   Any other relative rights, preferences and limitations on that series.

Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of the Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.

SECTION 7.4 General Nature of Equity Shares. All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in the Articles of Incorporation, the MGCL or in the resolution creating any class or series of such shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the interest in the Company conferred by their Equity Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Equity Shares. Holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.

SECTION 7.5 No Issuance of Share Certificates. The Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 7.6(viii), and required by the Bylaws and the MGCL or other applicable law.

SECTION 7.6 Restrictions on Ownership and Transfer.

(i) Definitions. For purposes of Sections 7.6 and 7.7 and any other provision of the Articles of Incorporation, the following terms shall have the meanings set forth below:

“Acquire” shall mean the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or a Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

“Beneficial Ownership,” when used with respect to ownership of Equity Shares by any Person, shall mean ownership of Equity Shares which are (a) directly owned by such Person, (b) indirectly owned by such Person for purposes of Section 542(a)(2) of the Code, taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code or (c) beneficially owned by such Person pursuant to Rule 13d-3 under the Exchange Act. Whenever a Person Beneficially Owns Equity Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) (“Option Shares”), then, whenever the Articles of Incorporation require a determination of the percentage of outstanding shares of a class of Equity Shares Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean, with respect to any Excess Shares Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Company as the beneficiary or beneficiaries of such Excess Shares Trust, in accordance with the provisions of Section 7.7(iv).

“Business Day” shall mean any weekday that is not an official holiday in the State of Florida.

“Constructive Ownership” shall mean ownership of Equity Shares by a Person who is or would be treated as a direct or indirect owner of such Equity Shares through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Excepted Holder” shall mean a Stockholder of the Company for whom an Excepted Holder Limit is created by the Board of Directors of the Company pursuant to Section 7.6(iv)(b) hereof.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors of the Company pursuant to Section 7.6(iv)(b), the ownership limit with respect to the Equity Shares of the Company established by the Board of Directors of the Company pursuant to Section 7.6(iv)(b) for or in respect of such holder.

“Excess Shares Trust” shall mean any separate trust created and administered in accordance with the terms of Section 7.7 for the exclusive benefit of any Beneficiary.

“Individual” shall mean (a) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code and/or (b) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code) which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code.

“Market Price” means, until the Common Shares are Listed, the price per Common Share if Equity Shares have been sold during the prior quarter pursuant to a registration statement filed with the Securities and Exchange Commission and otherwise a price per Common Share determined on the basis of a quarterly valuation of the Company’s assets. Upon Listing, market price shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such ten (10)-day period for which Closing Prices are available). The “Closing Price” on any date shall mean (a) where there exists a public market for the Company’s Common Shares, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or (b) if no public market for the Common Shares exists, the Closing Price will be determined by a single, independent appraiser selected by the Board of Directors of the Company which appraiser shall appraise the Market Price for such Common Shares within such guidelines as shall be determined by the Board of Directors of the Company.

“Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own a greater number of Equity Shares than such Person Beneficially Owned or Constructively Owned immediately prior to such event. Non-Transfer Events include, but are not limited to, (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares or (b) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for Equity Shares or for interests in any Person that directly or indirectly results in changes in Beneficial Ownership or Constructive Ownership of Equity Shares.

“Ownership Limit” shall mean, with respect to each class or series of Equity Shares, 9.8% (by value) of the outstanding shares of such class or series of Equity Shares.

“Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.7(viii).

“Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to Equity Shares by the provisions of Section 7.7(i).

“Restriction Termination Date” shall mean the first day on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify under the Code as a REIT.

“Subsidiary” shall mean any direct or indirect subsidiary, whether a corporation, partnership, limited liability company or other entity, of the Company.

“Trading Day” shall mean a day on which the principal national securities exchange on which any of the Common Shares are listed or admitted to trading is open for the transaction of business or, if none of the Common Shares are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares (including but not limited to the initial issuance of Common Shares by the Company), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.

“Trustee” shall mean any Person or entity, unaffiliated with both the Company and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Equity Shares that would have been owned of record by the Prohibited Owner), designated by the Company to act as trustee of any Excess Shares Trust, or any successor trustee thereof.

(ii) Restriction on Ownership and Transfer.

(a) Except as provided in Section 7.6(iv)(a), until the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or any direct or indirect Subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), and the intended transferee shall acquire no rights in such Equity Shares.

(b) (1) Except as provided in Section 7.6(iv)(b), until the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit and no Excepted Holder shall Beneficially Own shares of any class or series of Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

      (2) Except as provided in Section 7.6(iv)(b), until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Person (other than an Excepted Holder) Beneficially Owning shares of any class or series of Equity Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such Equity Shares.

(3) Except as provided in Section 7.6(iv)(b), until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Excepted Holder Beneficially Owning shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Excepted Holder in excess of the applicable Excepted Holder Limit established for such Excepted Holder by the Board of Directors of the Company pursuant to Section 7.6(iv)(b), and the intended transferee shall acquire no rights in such Equity Shares.

(4) Notwithstanding anything to the contrary set forth herein, the provisions of this Section 7.6(ii)(b) shall be applied only insofar as may be necessary to accomplish the intents and purposes of the foregoing.

(c) Until the Restriction Termination Date, any purported Transfer of Equity Shares that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Equity Shares.

(d) Until the Restriction Termination Date, any purported Transfer that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such Equity Shares.

(e) Except as provided in Section 7.6(iv)(a), until the Restriction Termination Date, any purported Transfer that, if effective, would (1) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (2) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases directly or indirectly from the Company a “qualified lodging facility” (within the meaning of Section 856(d)(8)(B) of the Code) to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, shall be void ab initio as to the Transfer of that number of Equity Shares that would cause such Person to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code or an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, as applicable, and the intended transferee shall acquire no rights in such Equity Shares.

(f) Notwithstanding any other provision of the Articles of Incorporation, any person selling securities on behalf of the Company in its public offerings may not complete a sale of securities to a Stockholder until at least five (5) business days after the date the Stockholder receives a final Prospectus and shall send each Stockholder a confirmation of his or her purchase.

(iii) Owners Required to Provide Information.

Until the Restriction Termination Date:

(a) Every record owner of more than 5%, or such lower percentages as is then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Shares of the Company shall, no later than January 30 of each year, provide to the Company a written statement or affidavit stating the name and address of such record owner, the number of Equity Shares owned by such record owner, and a description of how such shares are held. Each such record owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company’s status as a REIT and to ensure compliance with the Ownership Limit.

(b) Each Person who is a Beneficial Owner of Equity Shares and each Person (including the stockholder of record) who is holding Equity Shares for a Beneficial Owner shall, within thirty (30) days of receiving written request from the Company therefor, provide to the Company a written statement or affidavit stating the name and address of such Beneficial Owner, the number of Equity Shares Beneficially Owned by such Beneficial Owner, a description of how such shares are held, and such other information as the Company may request in order to determine the Company’s status as a REIT and to ensure compliance with the Ownership Limit.

(iv) Exceptions.

(a) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, waive the application of Section 7.6(ii)(a) or Section 7.6(ii)(e) to a Person subject, as the case may be, to any such limitations on Transfer, provided that (1) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future result in the Company failing to satisfy the gross income limitations provided for in Sections 856(c)(2) and (3) of the Code and (2) insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (A) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (B) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section 7.7(i).

(b) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, waive the application of the Ownership Limit to a Person otherwise subject to any such limit, provided that (1) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future (A) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (B) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code) and to fail either the 75% gross income test of Section 856(c)(3) of the Code or the 95% gross income test of Section 856(c)(2) of the Code, (C) result in the Equity Shares of the Company being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, or (D) cause the Company to receive “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Code, and (2) such Person provides to the Board of Directors of the Company such representations and undertakings, if any, as the Board of Directors of the Company, may in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Equity Shares not subject to the exception), and, insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (A) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (B) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section 7.7(i).

(c) The Board of Directors of the Company may only reduce the Excepted Holder Limit for an Excepted Holder (1) with the written consent of such Excepted Holder at any time or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit. Notwithstanding the foregoing, nothing in this Section 7.6(iv)(c) is intended to limit or modify the restrictions on ownership contained in Section 7.6(ii)(b) and the authority of the Board of Directors of the Company under Section 7.6(iv)(a).

(v) Public Market. Notwithstanding any provision contained herein to the contrary, nothing in the Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or any automated quotation system. In no event, however, shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Shares into Excess Shares as contemplated herein.

(vi) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.6, including any definition contained in Section 7.6(i) above, the Board of Directors of the Company shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.6 with respect to any situation based on the facts known to it.

(vii) Remedies Not Limited. Except as set forth in Section 7.6(v) above, nothing contained in this Section 7.6 or Section 7.7 shall limit the authority of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit or the Excepted Holder Limit.

(viii) Notice to Stockholders Upon Issuance or Transfer. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

“The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may (a) Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares; (b) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; or (c) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership, of Common Shares and/or Preferred Shares in excess of the above limitations must immediately notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted Transfer, transaction or other event. Any purported Transfer of Common Shares and/or Preferred Shares which results in violation of the ownership or transfer limitations set forth in the Company’s Articles of Incorporation shall be void ab initio and the intended transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby will be automatically converted into Excess Shares to the extent of violation of such limitations, and such Excess Shares will be automatically transferred to an Excess Shares Trust, all as provided by the Articles of Incorporation of the Company. All defined terms used in this legend have the meanings identified in the Company’s Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

SECTION 7.7 Excess Shares.

(i) Excess Shares.

(a) If, notwithstanding the other provisions contained in the Articles of Incorporation, prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than an Excepted Holder) would Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit, or such that any Person that is an Excepted Holder would Beneficially Own shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit, then, except as otherwise provided in Section 7.6(iv), (1) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of Equity Shares the ownership of which by a Beneficial Owner would cause (A) a Person to Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit or (B) an Excepted Holder to Beneficially Own shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit, as the case may be, (2) such number of Equity Shares in excess of the Ownership Limit or the applicable Excepted Holder Limit, as the case may be (rounded up to the nearest whole share), shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section 7.7(iv) and (3) the Prohibited Owner shall submit the certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Equity Shares that are converted into Excess Shares are not shares of Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Equity Shares so converted may be submitted to the Company at a later date.

(b) If, notwithstanding the other provisions contained in the Articles of Incorporation, (1) prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (2) prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (3) prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event, that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (4) prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (A) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (B) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases, directly or indirectly from the Company, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, then, except to the extent a waiver was obtained with respect to such restriction pursuant to Section 7.6(iv), (X) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the Equity Shares with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (AA) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (BB) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (CC) result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (DD)(i) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (ii) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases from the Company, directly or indirectly, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, (Y) such number of Equity Shares (rounded up to the nearest whole share) shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section 7.7(iv) and (Z) the Prohibited Owner shall submit certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Equity Shares that are converted into Excess Shares are not Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close business on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Equity Shares so converted may be submitted to the Company at a later date.

(c) Upon the occurrence of a conversion of Equity Shares into an equal number of Excess Shares, without any action required by any Person, including the Board of Directors of the Company, such Equity Shares shall be restored to the status of authorized but unissued shares of the particular class or series of Equity Shares that was converted into Excess Shares and may be reissued by the Company as that particular class or series of Equity Shares.

(ii) Remedies for Breach. If the Company, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.6(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 7.6(ii), the Company shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Company or instituting proceedings to enjoin such Transfer or Acquisition, but the failure to take any such action shall not affect the automatic conversion of Equity Shares into Excess Shares and their transfer to an Excess Shares Trust in accordance with Section 7.7(i) and Section 7.7(iv).

(iii) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Equity Shares in violation of Section 7.6(ii), or any Person who owned Equity Shares that were converted into Excess Shares and transferred to an Excess Shares Trust pursuant to Sections 7.7(i) and 7.7(iv), shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, Acquisition, or Non-Transfer Event, as the case may be, on the Company’s status as a REIT.

(iv) Ownership in Excess Shares Trust. Upon any purported Transfer, Acquisition, or Non-Transfer Event that results in Excess Shares pursuant to Section 7.7(i), such Excess Shares shall be automatically and by operation of law transferred to one or more Trustees as trustee of one or more Excess Shares Trusts to be held for the exclusive benefit of one or more Beneficiaries. Any conversion of Equity Shares into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer, Acquisition or Non-Transfer Event that results in the conversion. Excess Shares so held in trust shall remain issued and outstanding shares of capital stock of the Company.

(v) Dividend Rights. Each Excess Share shall be entitled to the same dividends and other distributions (as to both timing and amount) as may be authorized by the Board of Directors and declared by the Company with respect to shares of the same class and series as the Equity Shares that were converted into such Excess Shares. The Trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and other distributions and shall hold all such dividends and other distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such Excess Shares shall repay to the Excess Shares Trust the amount of any dividends or other distributions received by it (a) that are attributable to any Equity Shares that have been converted into Excess Shares and (b) which were distributed by the Company to stockholders of record on a record date which was on or after the date that such shares were converted into Excess Shares. The Company shall have the right to take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned by the Person who, but for the provisions of Sections 7.6 and 7.7, would Constructively Own or Beneficially Own the Equity Shares that were converted into Excess Shares; and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, shall pay over to the Excess Shares Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

(vi) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the assets of, the Company, each holder of Excess Shares shall be entitled to receive, ratably with each holder of Equity Shares of the same class and series as the shares which were converted into such Excess Shares and other holders of such Excess Shares, that portion of the assets of the Company that is available for distribution to the holders of such Equity Shares. The Excess Shares Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding up or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in the conversion of the shares into Excess Shares, the product of (a) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (b) the number of Equity Shares which were so converted into Excess Shares and held by the Excess Shares Trust, and, in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of the shares into Excess Shares, the product of (1) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (2) the number of Equity Shares which were so converted into Excess Shares. Any remaining amount in such Excess Shares Trust shall be distributed to the Beneficiary; provided, however, that in the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the Assets of, the Company that occurs during the period in which the Company has the right to accept the offer to purchase Excess Shares under Section 7.7(x) hereof (but with respect to which the Company has not yet accepted such offer), then (A) the Company shall be deemed to have accepted such offer immediately prior to the time at which the liquidating distribution is to be determined for the holders of Equity Shares of the same class and series as the shares which were converted into such Excess Shares (or such earlier time as is necessary to permit such offer to be accepted) and to have simultaneously purchased such shares at the price per share set forth in Section 7.7(x), (B) the Prohibited Owner with respect to such Excess Shares shall receive in connection with such deemed purchase the compensation amount set forth Section 7.7(ix) (as if such shares were purchased by the Company directly from the Excess Shares Trust), (C) the amount, if any, by which the deemed purchase price exceeds such compensation amount shall be distributed to the Beneficiary and (D) accordingly, any amounts that would have been distributed with respect to such Excess Shares in such liquidation, winding-up or distribution (if such deemed purchase had not occurred) in excess of the deemed purchase price shall be distributed to the holders of the Equity Shares and holders of Excess Shares resulting from the conversion of such Equity Shares entitled to such distribution.

(vii) Voting Rights. The holders of Excess Shares shall not be entitled to voting rights with respect to such shares. Any vote by a Prohibited Owner as a purported holder of Equity Shares prior to the discovery by the Company that such Equity Shares have been converted into Excess Shares shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Shares; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind such vote.

(viii) Designation of Permitted Transferee.

(a) As soon as practicable after the Trustee acquires Excess Shares, but in an orderly fashion so as not to materially adversely affect the price of Equity Shares, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any Excess Shares held by the Trustee; provided, however, that (1) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (2) any Permitted Transferee so designated may acquire such Excess Shares without violating any of the restrictions set forth in Section 7.6(ii) (assuming for this purpose the automatic conversion of such Excess Shares into Equity Shares pursuant to clause (b) below) and without such acquisition resulting in the re-conversion of the Equity Shares underlying the Excess Shares so acquired into Excess Shares and the transfer of such shares to an Excess Shares Trust pursuant to Sections 7.7(i) and 7.7(iv). The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all Excess Shares. Prior to any transfer by the Trustee of Excess Shares to a Permitted Transferee, the Trustee shall give not less than five (5) Business Days’ prior written notice to the Company of such intended transfer to enable the Company to determine whether to exercise or waive its purchase rights under Section 7.7(x). No such transfer by the Trustee of Excess Shares to a Permitted Transferee shall be consummated unless the Trustee has received a written waiver of the Company’s purchase rights under Section 7.7(x).

(b) Upon the designation by the Trustee of a Permitted Transferee and compliance with the provisions of this Section 7.7(viii), the Trustee shall cause to be transferred to the Permitted Transferee the Excess Shares acquired by the Trustee pursuant to Section 7.7(iv). Upon such transfer of Excess Shares to the Permitted Transferee, such Excess Shares shall be automatically converted into an equal number of Equity Shares of the same class and series as the Equity Shares which were converted into such Excess Shares. Upon the occurrence of such a conversion of Excess Shares into an equal number of Equity Shares, such Excess Shares, without any action required by the Board of Directors of the Company, shall thereupon be restored to the status of authorized but unissued Excess Shares and may be reissued by the Company as Excess Shares. The Trustee shall (1) cause to be recorded on the stock transfer books of the Company that the Permitted Transferee is the holder of record of such number of Equity Shares, and (2) distribute to the Beneficiary any and all amounts held with respect to such Excess Shares after making payment to the Prohibited Owner pursuant to Section 7.7(ix).

(c) If the Transfer of Excess Shares to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 7.6(ii) (assuming for this purpose the automatic conversion of such Excess Shares into Equity Shares pursuant to clause (b) above), such Transfer shall be void ab initio as to that number of Excess Shares that cause the violation of any such restriction when such shares are converted into Equity Shares (as described in clause (b) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such Excess Shares or Equity Shares. Such Equity Shares shall be automatically re-converted into Excess Shares and transferred to the Excess Shares Trust from which they were originally Transferred. Such conversion and transfer to the Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Section 7.7 shall apply to such shares, including, without limitation, the provisions of Sections 7.7(viii) through 7.7(x) with respect to any future Transfer of such shares by the Excess Shares Trust.

(ix) Compensation to Record Holder of Equity Shares That Are Converted into Excess Shares. Any Prohibited Owner shall be entitled (following acquisition of the Excess Shares and subsequent designation of and sale of Excess Shares to a Permitted Transferee in accordance with Section 7.7(viii) or following the acceptance of the offer to purchase such shares in accordance with Section 7.7(x)) to receive from the Trustee following the sale or other disposition of such Excess Shares the lesser of (a)(1) in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in the conversion of such shares into Excess Shares, the product of (A) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (B) the number of Equity Shares which were so converted into Excess Shares and (2) in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of such shares into Excess Shares, the product of (A) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (B) the number of Equity Shares which were so converted into Excess Shares, (b) the proceeds received by the Trustee from the sale or other disposition of such Excess Shares in accordance with Section 7.7(viii) or Section 7.7(x) or (c) the pro-rata amount of such Prohibited Owner’s initial capital investment in the Company properly allocated to such Excess Shares (determined by multiplying the Prohibited Owner’s total initial capital investment in the Company by a fraction, the numerator of which is the number of shares of the Prohibited Owner’s Equity Shares converted into such Excess Shares and the denominator of which is the total number of Equity Shares held (or purported to be held) by the Prohibited Owner immediately prior to such conversion (including the shares so converted)). Any amounts received by the Trustee in respect of such Excess Shares that is in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.7(ix) shall be distributed to the Beneficiary. Each Beneficiary and Prohibited Owner shall be deemed to have waived and, if requested, shall execute a written confirmation of the waiver of, any and all claims that it may have against the Trustee and the Excess Shares Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of such Trustee or any failure to make payments in accordance with this Section 7.7 by such Trustee.

(x) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Company or its designee, at a price per share equal to the lesser of (a) the price per share of Equity Shares in the transaction that created such Excess Shares (or, in the case of a Non-Transfer Event, Transfer or Acquisition in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event, Transfer or Acquisition or (b) the Market Price for the shares that were converted into such Excess Shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of ninety (90) days following the later of (1) the date of the Acquisition, Non-Transfer Event or purported Transfer which results in such Excess Shares or (2) the first to occur of (A) the date the Board of Directors of the Company first determined that an Acquisition, Transfer or Non-Transfer Event resulting in Excess Shares has occurred and (B) the date that the Company received a notice of such Acquisition, Transfer or Non-Transfer Event pursuant to Section 7.7(iii).

(xi) Nothing in this Section 7.7 shall limit the authority of the Board of Directors of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company’s status as a REIT.

SECTION 7.8 Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 7.9 Waiver. The Company shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article VII if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).

ARTICLE 8

STOCKHOLDERS

SECTION 8.1 Meetings of Stockholders. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. Prior to Listing, the annual meeting will be held at a location convenient to the Stockholders, on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. The Directors, including the Independent Directors, shall be required to take reasonable steps to insure that this is accomplished. A majority of the votes cast by the holders of Equity Shares present in person or by proxy at an annual meeting at which a quorum is present, shall, without the necessity for concurrence by the Directors, be sufficient to elect the Directors. A quorum shall be fifty percent (50%) of the then outstanding Equity Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including at any time prior to Listing by the secretary of the Company upon the request of Stockholders holding, in the aggregate, not less than ten percent (10%) of the outstanding Equity Shares entitled to vote on any issue proposed to be considered at any such special meeting. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.

SECTION 8.2 Voting Rights of Stockholders. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (i) election or removal of Directors as provided in Sections 2.4, 2.6 and 8.1 hereof; (ii) amendment of the Articles of Incorporation as provided in Section 10.1 hereof; (iii) dissolution of the Company as provided in Section 11.2 hereof; (iv) reorganization of the Company as provided in Section 10.2 hereof; (v) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; (vi) termination of the Company’s status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(xix) hereof; (vii) modification or elimination of the Company’s investment limitations, as provided in Section 5.4 hereof; and (viii) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of holders of a majority of the Equity Shares outstanding and entitled to vote. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.

SECTION 8.3 Voting Limitations on Equity Shares held by the Advisor, Directors and Affiliates. With respect to Equity Shares owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may, prior to Listing, vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Shares necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Equity Shares owned by any of them shall not be included.

SECTION 8.4 Stockholder Action to be Taken by Meeting; Extraordinary Actions. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company at which a quorum is present and may not be effected by any consent in writing of such Stockholders. Except as otherwise provided in the Articles of Incorporation, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Equity Shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Equity Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

SECTION 8.5 Right of Inspection. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

SECTION 8.6 Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Equity Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and prior to Listing shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with, without limitation, matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.

If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

SECTION 8.7 Reports. The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or changes paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

SECTION 8.8 Suitability of Stockholders.

(i) Income and Net Worth Standards. Prior to Listing, Stockholders shall have (A) a minimum annual gross income of $45,000 and a minimum net worth (not including home, home furnishings and automobiles) of $45,000, or (B) a minimum net worth (not including home, home furnishings and automobiles) of $150,000. Suitability standards may vary from state to state.

(ii) Determination that Sale to Stockholder is Suitable and Appropriate. Prior to Listing, each Soliciting Dealer who sells Equity Shares on behalf of the Company has the responsibility to make every reasonable effort to determine that the purchase of Equity Shares is appropriate for a Stockholder and that the requisite suitability standards are met.

(iii) Minimum Investment. State securities regulators may require minimum initial and subsequent cash investment amounts in any securities offering in which the Company is engaging which is subject to such state regulators’ jurisdiction.

SECTION 8.9 Reinvestment Plan. The Company may adopt a reinvestment plan, on the terms and conditions approved by the Directors, pursuant to which Stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Equity Shares of the Company (“Reinvestment Plan”).

(i) All material information regarding the Distributions reinvested and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to each Stockholder participating in any Reinvestment Plan at least annually.

(ii) Each Stockholder participating in any Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in subparagraph (i) above.

ARTICLE 9

LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES;

TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

SECTION 9.1 Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.

SECTION 9.2 Limitation of Liability and Indemnification.

(i) To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of Directors and officers of a corporation, no present or former Director or officer of the Company shall be liable to the Company or the Stockholders for money damages.

(ii) To the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a Director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Articles of Incorporation and the Bylaws shall vest immediately upon election of a Director or officer. The Company may, with the approval of the Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company. The indemnification and payment or reimbursement of expenses provided in the Articles of Incorporation or Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

(iii) Neither the amendment nor repeal of Sections 9.2(i) and/or 9.2(ii) hereof, nor the adoption or amendment of any other provision of the Articles of Incorporation or the Bylaws inconsistent with Sections 9.2(i) and/or 9.2(ii) hereof, shall apply to or affect in any respect the applicability of said sections with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 9.3 Express Exculpatory Clauses In Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

SECTION 9.4 Transactions with Affiliates. Prior to Listing, the Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:

(i) The transaction is fair and reasonable to the Company and its Stockholders.

(ii) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Directors.

(iii) The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.

(iv) Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as Advisor or Director may only be made upon a determination that:

(a) The compensation is not in excess of their compensation paid for any comparable services; and

(b) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.

Transactions between the Company and its Affiliates are further subject to any express restrictions in the Articles of Incorporation (including Article IV and Section 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of MGCL Section 2-419 and other applicable law.

ARTICLE 10

AMENDMENT; REORGANIZATION; MERGER, ETC.

SECTION 10.1 Amendment.

(i) These Articles of Incorporation may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that (a) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; and (b) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of these Articles of Incorporation be amended or any provision of these Articles of Incorporation be added that would have the effect of amending such sections), without the affirmative vote of the holders of two-thirds (2/3) of the Equity Shares then outstanding and entitled to vote thereon.

(ii) The Directors, by a two-thirds (2/3) vote, may amend provisions of these Articles of Incorporation from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. The Directors, by a majority vote, may amend these Articles of Incorporation to increase the number of authorized Equity Shares. In addition, the Directors may amend these Articles of Incorporation without the consent of the Stockholders to the fullest extent so provided by the MGCL. With the exception of the foregoing, the Directors may not amend these Articles of Incorporation.

(iii) An amendment to these Articles of Incorporation shall become effective as provided in Section 12.5.

(iv) These Articles of Incorporation may not be amended except as provided in this Section 10.1.

SECTION 10.2 Reorganization. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the

Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

SECTION 10.3 Merger, Consolidation or Sale of Company Property. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

ARTICLE 11

DURATION OF COMPANY

SECTION 11.1 The Company, on or before December 31, 2015, will undertake to provide Stockholders with liquidity of their investment, either in whole or in part, including, without limitation, through (i) Listing, (ii) the commencement of an orderly Sale of the Company’s Assets, outside of the ordinary course of business and consistent with the Company’s objectives of qualifying as a REIT, and the distribution of the Net Sales Proceeds thereof to the Stockholders or (iii) the merger of the Company with or into another entity in a transaction which provides the Stockholders with cash or securities of a publicly traded company. If Listing occurs, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

SECTION 11.2 Dissolution of the Company by Stockholder Vote. The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares.

THIRD: There are five directors of the Company. The names of the directors are:

James M. Seneff, Jr.

Thomas K. Sittema

Bruce Douglas

Adam J. Ford

Robert J. Woody

FOURTH: The current address of the principal office of the Company is as set forth in Article I of the foregoing amendment and restatement of the charter of the Company.

FIFTH: The name and address of the Company’s current resident agent is as set forth in Article I of the foregoing amendment and restatement of the charter of the Company.

SIXTH: The amendment and restatement of the charter of the Company as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Company as required by law.

SEVENTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 30th day of July, 2013.

CNL LIFESTYLE PROPERTIES, INC.

By:	/S/ HOLLY J. GREER
Name:	Holly J. Greer
Title:	Senior Vice President

Attest:

By:	/S/ ERIN M. GRAY
Name:	Erin M. Gray
Title:	Assistant Secretary